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                                                                      Exhibit 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 1997, included on page 33 of the 1996 Annual Report to Shareholders and incorporated by reference in this Form 10-K, into the previously filed Registration Statements on Form S-3 (File No. 333-18929) and on Form S-8 (File Nos. 2-64600, 2-81590, 33-32692, 2-66654 and 33-54084).


                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
   March 20, 1997